Exhibit 99.1

SUPPLEMENTAL AGREEMENT OF AMERISTAR CASINOS, INC.

Ameristar Casinos, Inc. (“ACI”) hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of all omitted exhibits to the Credit Agreement, dated as of April 14, 2011, filed as Exhibit 4.2 to ACI's Annual Report on Form 10-K for the year ended December 31, 2011.

Dated as of February 28, 2012        AMERISTAR CASINOS, INC.
By: /s/ Peter C. Walsh             _
Peter C. Walsh
Senior Vice President and General Counsel